(d)(3)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

ING VARIABLE PORTFOLIOS, INC.

OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Adviser Class	Class I	Class S	Class S2

ING Global Value Advantage Portfolio Term Expires May 1, 2010 Initial Term for Class I Expires May 1, 2015	1.34%	0.84%	1.09%	1.24%

ING Hang Seng Index Portfolio Initial Term Expires May 1, 2015	1.25%	0.75%	1.00%	N/A

ING Index Plus LargeCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.05%	0.55%	0.80%	0.95%

ING Index Plus MidCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.10%	0.60%	0.85%	1.00%

ING Index Plus SmallCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.10%	0.60%	0.85%	1.00%

ING International Index Portfolio[1] Term Expires May 1, 2015	1.00%	0.50%	0.75%	0.90%

ING Russell™ Large Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.87%	0.37%	0.62%	0.77%

[1]	The extension of the expense limit term for ING International Index Portfolio through May 1, 2015 is effective at the close of business on March 14, 2014 and is contingent upon shareholder approval of the merger of ING American Funds International Portfolio with and into ING International Index Portfolio.

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Adviser Class	Class I	Class S	Class S2

ING Russell™ Mid Cap Growth Index Portfolio Initial Term Expires May 1, 2015	1.00%	0.50%	0.75%	0.90%

ING Russell™ Mid Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.93%	0.43%	0.68%	0.83%

ING Russell™ Small Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.95%	0.45%	0.70%	0.85%

ING Small Company Portfolio Term Expires May 1, 2011	1.45%	0.95%	1.20%	1.35%

ING U.S. Bond Index Portfolio Initial Term Expires May 1, 2014	0.95%	0.45%	0.70%	0.85%

/s/ HE

HE

Effective Date: May 1, 2014

*	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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